UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2020, the Compensation Committee of the Board of Directors (the “Committee”) of Predictive Oncology Inc. (the “Company”) approved the elements of a compensation program for the executive officers of the Company. The Committee considered and will continue to consider best practices, marketplace, competitive and Company conditions when determining compensation levels.

The base salaries of the executive officers were increased by 15%, effective as of July 1, 2020, resulting in annualized base salaries of $460,000 for Carl Schwartz, the Chief Executive Officer (“CEO”), and $345,000 for the Bob Myers, the Chief Financial Officer (“CFO”). Thereafter, salaries are to be reviewed on or about February 28 of every year. Further, in recognition of various factors, including (i) the CEO and CFO not having received an incentive bonus opportunity for several years, (ii) recognition of the efforts of the officers for these years, and (iii) erosion of the amount of equity awards held by the CEO and CFO, including the reduced retention value inherent in those awards, the CEO and CFO were awarded a one-time, special interim grant of retention equity awards for 2020 on September 23, 2020. These awards consisted of 300,000 restricted stock units for the CEO and 100,000 restricted stock units for the CFO, payable in shares of common stock and vesting in equal annual installments over three years, subject to continued employment, with accelerated vesting upon certain events, including involuntary termination without cause, voluntary termination for good reason or retirement after at least eighteen months upon at least six months notice.

In addition, the executive officers will be eligible for an annual bonus and a long-term incentive program effective January 1, 2021. Based on Company and personal performance vs. annual objectives to be established by the officers and the Committee and to be evaluated by the Committee, the officers will be granted an annual bonus opportunity ranging from 0% to 50% of base salary, or at the Board’s discretion, a higher percentage based on performance. Also, under the long-term incentive program, the officers will receive annual grants of restricted stock units on January 1 of each calendar year starting in 2021. Each grant will consist of 100,000 restricted stock units for the CEO and 50,000 restricted stock for the CFO, with vesting of each grant over three years based on performance and continued employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers
Title: Chief Financial Officer

September 25, 2020